Exhibit 2.3

PATRICIO RABY BENAVENTE

  NOTARIO PUBLICO

GERTRUDIS ECHENIQUE 30 OF. 44, LAS CONDES

  5992453 - 5992457 - 5992463 - FAX 5992467

    EMAIL: notariaraby@notariaraby.cl

REPERTORIO NO 11.703-2011

MODIFICACIÓN DE LA CONVENCIÓN CELEBRADA DE

ACUERDO CON EL

EX CAPÍTULO XXVI DEL TÍTULO I, DEL COMPENDIO DE

NORMAS DE CAMBIOS INTERNACIONALES DEL BANCO

CENTRAL DE CHILE

ENTRE

BANCO CENTRAL DE CHILE

Y

LAN AIRLINES S.A.

Y

THE BANK OF NEW YORK MELLON

Y

JPMORGAN CHASE BANK, N.A.

&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&

&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&&

En Santiago de Chile, a veintiocho de Octubre del año dos mil once, ante mí, PATRICIO RABY BENAVENTE, Abogado, Notario Público, Titular de la Quinta Notaría de Santiago, con domicilio en Gertrudis Echenique número treinta, Oficina cuarenta y cuatro, Las Condes, COMPARECEN: Don GABRIEL APARICI CARDOZO, chileno, casado, ingeniero agrónomo, cédula de identidad número siete millones setenta y siete mil seiscientos setenta y cinco guión ocho, en su calidad de Gerente de Infraestructura y Regulación Financiera, y en representación, según se acreditará, del BANCO CENTRAL DE CHILE, persona jurídica de derecho público, ambos domiciliados en calle Agustinas número mil ciento ochenta de la Comuna y Ciudad de Santiago, en lo sucesivo el BANCO; don SERGIO ORREGO FLORY, chileno, casado, abogado, cédula de identidad número siete millones cincuenta y un mil setecientos veintisiete guión dos, para estos efectos domiciliado en Avenida Andrés Bello número dos mil setecientos once, piso dieciséis, comuna de Las Condes, en representación, según se acreditará, de THE BANK OF NEW YORK MELLON (antes denominado THE BANK OF NEW YORK), en adelante la EMPRESA BANCARIA, persona jurídica del giro bancario, domiciliada en Barclay Street ciento uno, ciudad y Estado de Nueva York, Estados Unidos de América, constituida bajo las leyes del Estado de Nueva York; don VICTOR ALEJANDRO MIGUEL DE LA FUENTE GOIC, chileno, casado, ingeniero comercial, cédula de identidad número seis millones novecientos cuarenta y siete mil setecientos quince guión uno y don ANDRES ENRIQUE DEL VALLE EITEL, chileno, casado, ingeniero comercial, cédula de identidad número seis millones trescientos cuarenta y seis mil novecientos cinco guión K, ambos domiciliados en esta ciudad, Avenida Presidente Riesco número cinco mil setecientos once piso veinte, comuna de Las Condes, en representación, según también se acreditará, de LAN AIRLINES S.A., sociedad anónima abierta del giro de su denominación (antes denominada LÍNEA AÉREA NACIONAL CHILE S.A.

PATRICIO RABY BENAVENTE

  NOTARIO PUBLICO

GERTRUDIS ECHENIQUE 30 OF. 44, LAS CONDES

  5992453 - 5992457 - 5992463 - FAX 5992467

    EMAIL: notariaraby@notariaraby.cl

y Lan Chile S.A.), en lo sucesivo la ENTIDAD RECEPTORA; y don VICENTE MONGE ALCALDE, chileno, casado, economista, cédula de identidad número seis millones novecientos noventa y nueve mil novecientos treinta y ocho guión siete, domiciliado en esta ciudad, calle Mariano Sánchez Fontecilla número trescientos diez, noveno piso, comuna de Las Condes, en representación, según se acreditará, de JPMORGAN CHASE BANK, N.A., una asociación bancaria constituida y existente de acuerdo a las leyes de los Estados Unidos de América, domiciliada en doscientos cuarenta Park Avenue, Nueva York, Nueva York, uno cero cero uno siete, Estados Unidos de América, en adelante JPMORGAN para los efectos de la Convención que por este acto se modifica; todos los comparecientes mayores de edad, quienes acreditan su identidad con las cédulas referidas, y exponen: PRIMERO: Por escritura pública de fecha tres de Noviembre de mil novecientos noventa y siete, otorgada en la Notaria de Santiago de don Eduardo Pinto Peralta, el BANCO, la ENTIDAD RECEPTORA y CITIBANK, N.A., ésta última en calidad entonces de Empresa Bancaria, suscribieron, en conformidad con lo dispuesto en el artículo cuarenta y siete de la Ley Orgánica Constitucional del Banco Central de Chile, contenida en el ARTICULO PRIMERO de la Ley número dieciocho mil ochocientos cuarenta, una convención Capítulo Veintiséis del Título I del Compendio de Normas de Cambios Internacionales, en lo sucesivo LA CONVENCIÓN, con el objeto de establecer el régimen cambiario aplicable a la inversión señalada en la misma efectuada al amparo del Capítulo Veintiséis ya citado. Asimismo, LA CONVENCIÓN fue modificada por escritura pública de fecha diecisiete de abril de dos mil tres, otorgada ante don ANDRÉS RUBIO FLORES, Notario Público, Titular de la Octava Notaría de Santiago, con la concurrencia de las mismas partes citadas y también de THE BANK OF NEW YORK (hoy denominado THE BANK OF NEW YORK MELLON), con el objeto de convenir y dejar constancia que a partir de la fecha de dicha modificación, ésta última institución pasaba a detentar la calidad de EMPRESA BANCARIA para efectos de LA CONVENCIÓN, en virtud de la venta, cesión y transferencia de los derechos y obligaciones que a CITIBANK, N.A. le correspondían en tal calidad, a favor de THE BANK OF NEW YORK /hoy denominado THE BANK OF NEW YORK MELLON/, efectuada por escritura pública otorgada en esa misma Notaría con fecha catorce de abril de dos mil tres.- SEGUNDO: Por el presente instrumento los comparecientes, en la representación que cada uno inviste, concurren a modificar nuevamente LA CONVENCIÓN individualizada en la Cláusula Primera, en los términos estipulados en la Cláusula Tercera siguiente, para lo cual se ha tenido en

PATRICIO RABY BENAVENTE

  NOTARIO PUBLICO

GERTRUDIS ECHENIQUE 30 OF. 44, LAS CONDES

  5992453 - 5992457 - 5992463 - FAX 5992467

    EMAIL: notariaraby@notariaraby.cl

consideración los siguientes antecedentes: a/ Carta de fecha cuatro de Octubre de dos mil once, suscrita por los señores Alejandro de la Fuente Goic y Andrés del Valle Eitel, en representación de la ENTIDAD RECEPTORA, por el señor Sergio Orrego Flory, en representación de la EMPRESA BANCARIA, y por don Vicente Monge Alcalde en representación de JPMORGAN, mediante la cual solicitan que el BANCO concurra con su acuerdo a modificar LA CONVENCIÓN, de modo de dejar testimonio de los cambios que se mencionan en la Cláusula Tercera siguiente; y b/ Carta número uno cuatro cuatro tres seis del Gerente de Infraestructura y Regulación Financiera del Banco Central de Chile, de fecha diecisiete de Octubre de dos mil once, por la cual se autoriza modificar LA CONVENCIÓN señalada en la Cláusula precedente, modificación que deberá constar en una escritura pública.- TERCERO: En mérito de lo anterior, en este acto el BANCO, la ENTIDAD RECEPTORA, la EMPRESA BANCARIA y JPMORGAN, vienen en otorgar su consentimiento a la modificación de LA CONVENCIÓN individualizada en la Cláusula Primera de esta escritura, que es del tenor siguiente: /i/ Por escritura pública de fecha veintiocho de Octubre de dos mil once, otorgada en esta Notaría, la Empresa Bancaria vendió, cedió y transfirió a JPMorgan todos los derechos y obligaciones que a la primera le correspondían como EMPRESA BANCARIA en la CONVENCION; el BANCO, la EMPRESA BANCARIA y la ENTIDAD RECEPTORA vienen en otorgar su consentimiento a dicha cesión y, consecuentemente, en modificar la CONVENCIÓN individualizada en la Cláusula Primera precedente, en el sentido que, a contar de esta fecha la EMPRESA BANCARIA será JPMORGAN la cual, conforme con lo convenido en la referida escritura pública de fecha veintiocho de Octubre de dos mil once, ha asumido todos los derechos y obligaciones que la CONVENCION otorga o impone a quien detente la calidad de EMPRESA BANCARIA; /ii/ Reemplazar, a contar de esta fecha, la letra g) de la cláusula primera de LA CONVENCIÓN por la siguiente: “g) Que las acciones representadas por los TÍTULOS, serán inscritas en el Registro de Accionistas de la SOCIEDAD RECEPTORA, a nombre de la EMPRESA BANCARIA por sí o como mandataria a nombre propio por cuenta de los tenedores de los TÍTULOS, y serán depositadas en el BANCO SANTANDER-CHILE, empresa bancaria establecida en el país, domiciliada en calle Bandera Número ciento cuarenta, Piso dos, Santiago, que actuará como custodio, en adelante el “BANCO CUSTODIO”; /iii/ Reemplazar, a contar de esta fecha, la letra h) de la cláusula primera de la CONVENCIÓN por la siguiente: “h) el convenio suscrito en idioma inglés y sujeto a las leyes del Estado de Nueva York, con fecha trece de Mayo de dos mil nueve, denominado Subcustodian Agreement, suscrito entre la Empresa Bancaria y el Banco

PATRICIO RABY BENAVENTE

  NOTARIO PUBLICO

GERTRUDIS ECHENIQUE 30 OF. 44, LAS CONDES

  5992453 - 5992457 - 5992463 - FAX 5992467

    EMAIL: notariaraby@notariaraby.cl

Custodio, que se tiene sólo presente en cuanto a las actuaciones que competen al BANCO CUSTODIO en virtud de lo dispuesto en el Capítulo Veintiséis ya referido.”; y /iv/ En virtud de lo acordado precedentemente, en adelante todas las referencias que en LA CONVENCIÓN se hacen al BANCO CUSTODIO, deben entenderse hechas al BANCO SANTANDER-CHILE. Por último, las partes declaran que en todo lo no modificado expresamente por la presente escritura, se mantienen vigente las cláusulas y disposiciones de LA CONVENCIÓN indicada en la Cláusula Primera, con sus modificaciones, dejando constancia que a ella le serán aplicables las normas del Capítulo Veintiséis vigentes al dieciocho de abril de dos mil uno. CUARTO: Todos los gastos, derechos e impuestos que origine la suscripción de esta modificación de LA CONVENCIÓN, serán de cargo de la ENTIDAD RECEPTORA, la que se obliga a entregar a la Gerencia de Infraestructura y Regulación Financiera del BANCO una copia autorizada de esta escritura dentro del plazo de diez días contado desde su suscripción. QUINTO: Para todos los efectos legales y judiciales de la presente modificación de LA CONVENCIÓN, las partes fijan sus domicilios en la ciudad de Santiago y se someten a la Jurisdicción de los Tribunales con asiento en dicha ciudad, prorrogando expresamente la respectiva competencia. PERSONERÍAS.- La personería de don Gabriel Aparici Cardozo para representar al Banco Central de Chile, consta del Acuerdo de su Consejo número mil cuatrocientos doce guión cero dos guión cero ocho cero cinco dos nueve del veintinueve de mayo del año dos mil ocho. El poder de don Sergio Orrego para representar a The Bank of New York Mellon consta en instrumento privado otorgado en la ciudad y estado de Nueva York, Estados Unidos de Norteamérica, el día veintiocho de Septiembre de dos mil nueve, el que debidamente legalizado fue protocolizado en la Notaría de Santiago de don Andrés Rubio Flores el día cinco de Noviembre de dos mil nueve (Repertorio número mil doscientos uno/dos mil nueve). La personería de don Víctor Alejandro Miguel de la Fuente Goic y de don Andrés Enrique del Valle Eitel para representar a Lan Airlines S.A. consta de escritura pública de fecha doce de Octubre de dos mil cuatro otorgada en la Notaría de Santiago de don Patricio Zaldívar Mackenna. La personería de don Vicente Monge Alcalde para representar a JPMorgan Chase Bank, N.A., consta de escritura pública de fecha veintiocho de junio de dos mil uno, otorgada en la notaría de Santiago de don Patricio Zaldívar Mackenna, repertorio número once mil cuatrocientos cincuenta y cinco guión dos mil uno. En comprobante y previa lectura firman los comparecientes. Doy fe.-

PATRICIO RABY BENAVENTE

  NOTARIO PUBLICO

GERTRUDIS ECHENIQUE 30 OF. 44, LAS CONDES

  5992453 - 5992457 - 5992463 - FAX 5992467

    EMAIL: notariaraby@notariaraby.cl

GABRIEL APARICI CARDOZO

PP. BANCO CENTRAL DE CHILE

SERGIO ORREGO FLORY

PP. THE BANK OF NEW YORK MELLON

VICTOR ALEJANDRO MIGUEL DE LA FUENTE GOIC

PP. LAN AIRLINES S.A.

ANDRES ENRIQUE DEL VALLE EITEL

PP. LAN AIRLINES S.A.

VICENTE MONGE ALCALDE

PP. JPMORGAN CHASE BANK, N.A.

NOTARIO

ESTA HOJA CORRESPONDE A LA TERMINACIÓN DE LA ESCRITURA DE MODIFICACIÓN DE LA CONVENCIÓN CELEBRADA DE ACUERDO CON EL EX CAPÍTULO XXVI DEL TÍTULO I, DEL COMPENDIO DE NORMAS DE CAMBIOS INTERNACIONALES DEL BANCO CENTRAL DE CHILE ENTRE BANCO CENTRAL DE CHILE Y LAN AIRLINES S.A. Y THE BANK OF NEW YORK MELLON Y JPMORGAN CHASE BANK, N.A.-

NOTARIO

10